Exhibit 99.1

Viela Bio Reports Fourth Quarter and Full Year 2020 Operating and Financial Results

Gaithersburg, MD—March 1, 2021—Viela Bio (Nasdaq:VIE), a biotechnology company dedicated to the discovery, development and commercialization of novel treatments for patients suffering from autoimmune and severe inflammatory diseases, today reported financial results and provided program and business highlights for the fourth quarter and full year ended December 31, 2020.

“2020 was a year of great progress for Viela, despite the many external challenges resulting from the COVID-19 global pandemic,” said Bing Yao, Ph.D., Chief Executive Officer at Viela Bio. “Most significantly, we received FDA approval for UPLIZNA® to treat adult patients with AQP4+ NMOSD and achieved solid product uptake, closed a successful public offering and continued to advance our full pipeline with the initiation of several clinical trials, including pivotal studies.”

PROGRAM HIGHLIGHTS

UPLIZNA® (inebilizumab-cdon) UPLIZNA® is a CD19-directed cytolytic antibody indicated for the treatment of neuromyelitis optica spectrum disorder (NMOSD) in adult patients who are anti-aquaporin-4 (AQP4) antibody positive.

UPLIZNA® in NMOSD

•	In June 2020, UPLIZNA® became the first and only FDA-approved B-cell-depleting humanized monoclonal antibody for the treatment of NMOSD, in adults who are anti-aquaporin-4 (AQP4) antibody positive.

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Recently, Viela presented four scientific abstracts at the American Committee for Treatment and Research in Multiple Sclerosis (ACTRIMS) 2021 forum, reporting positive interim data from the open-label extension period (OLE) of the pivotal N-MOmentum trial in patients with NMOSD. Among the highlights, a reduction of attacks was sustained for the duration of the four-year observation period and no new safety signals were observed, regardless of the patient’s prior exposure to off-label therapy.

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Regulatory applications have been filed for inebilizumab in several Asian countries based on results from the N-MOmentum study. If approved, Mitsubishi Tanabe Pharma Corporation (MTPC) and Hansoh Pharma—Viela’s partners in Asia—will be responsible for commercializing inebilizumab in their respective territories.

UPLIZNA® in Additional Indications

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Viela continues to enroll patients in two of its recently initiated Phase 3 trials for patients with myasthenia gravis (a chronic, rare autoimmune neuromuscular disease) and in IgG4-related disease (a group of disorders marked by tumor-like swelling and fibrosis of affected organs).

•	The Phase 2 trial for kidney transplant desensitization remains voluntarily paused due to the COVID-19 pandemic.

VIB4920

VIB4920 is an investigational fusion protein designed to bind to CD40L on activated T cells, blocking their interaction with CD40-expressing B cells.

•	Viela continues to advance its Phase 2b trial of VIB4920 in Sjögren’s syndrome and Phase 2 trials in patients with kidney transplant rejection and rheumatoid arthritis.

VIB7734

VIB7734 is an investigational monoclonal antibody designed to target and bind to ILT7, a cell surface molecule specific to pDCs, leading to their depletion. This depletion may also decrease other inflammatory cytokines such as TNF-alpha and IL-6, which are critical to the pathogenesis of a number of autoimmune diseases.

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Viela reported final data at the virtual American College of Rheumatology (ACR) Convergence 2020 from its Phase 1b trial of VIB7734 confirming previously reported results. Data demonstrated that VIB7734 effectively reduced blood and skin plasmacytoid dendritic cells, leading to reduced type I Interferon levels in the blood and inflamed skin of patients with cutaneous lupus erythematosus (CLE). Based on these results, Viela selected systemic lupus erythematosus (SLE) as its lead indication. The Phase 2 trial for patients with SLE is anticipated to initiate in the H1 2021.

•	Viela anticipates results from its Phase 1 study of VIB7734 for the treatment of COVID-19 related acute injury in H1 2021.

BUSINESS UPDATES

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On February 1, 2021, Viela Bio and Horizon Therapeutics announced that the companies entered into a definitive agreement for Horizon Therapeutics to acquire Viela Bio. The acquisition is structured as a two-step cash tender offer for all the issued and outstanding shares of Viela Bio, Inc. common stock at a price of $53.00 per share. Following successful completion of the tender offer, Horizon will acquire all remaining shares not tendered in the offer through a second step merger at the same price per share as in the tender offer. The transaction has been unanimously approved by Horizon’s and Viela’s boards of directors and is subject to the satisfaction of customary closing conditions.

Financial Results

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Total net product revenue for the fourth quarter of 2020 was $9.4 million, resulting from sales of UPLIZNA®. For the full year of 2020, total net product revenue was $11.7 million from sales of UPLIZNA®. The Company did not generate product revenue in 2019.

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For the fourth quarter of 2020, Viela reported a net loss of $33.4 million, compared to a net loss of $11.6 million for the fourth quarter of 2019. For the full year of 2020, Viela reported a net loss of $150.7 million, compared to a net loss of $86.4 million for the full year of 2019.

•	As of December 31, 2020, Viela had $378.5 million in cash, cash equivalents, and marketable securities and no outstanding debt.

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Research and development expenses were $25.2 million for the fourth quarter of 2020, which include $1.4 million of non-cash stock-based compensation expenses. For the full year of 2020, research and development expenses were $103.3 million, which include $5.8 million of non-cash stock-based compensation expenses.

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Selling, general and administrative expenses were $16.5 million for the fourth quarter of 2020, which include $1.7 million of non-cash stock-based compensation expenses. For the full year of 2020, selling, general and administrative expenses were $60.2 million, which include $6.5 million of non-cash stock-based compensation expenses.

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Total operating expenses for the fourth quarter of 2020 totaled $43.1 million, compared to $43.0 million for the fourth quarter of 2019. Non-cash share-based compensation expenses totaled $3.1 million for the fourth quarter of 2020, compared to $1.4 million for the fourth quarter of 2019.

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Total operating expenses for the full-year 2020 totaled $165.5 million, compared to $139.7 million for the full-year 2019. Non-cash share-based compensation expenses totaled $12.2 million for the full-year 2020, compared to $3.6 million for the full-year 2019.

Additional Information and Where to Find It

The tender offer described in this press release (the “Offer”) has commenced, and this press release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Viela or any other securities. A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, was filed on February 12, 2020 with the SEC by Horizon, Horizon Therapeutics USA, Inc. and Teiripic Merger Sub, Inc., and a Solicitation/Recommendation Statement on Schedule 14D-9 was filed on the same day with the SEC by Viela. The offer to purchase shares of Viela common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by Viela under the “Investors/Media” section of Viela’s website at www.vielabio.com.

About Viela Bio

Viela Bio, headquartered in Gaithersburg, Maryland, is a biotechnology company dedicated to the discovery, development and commercialization of novel treatments for patients suffering from autoimmune and severe inflammatory diseases. For more information, please visit www.vielabio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding the anticipated consummation of the acquisition of Viela Bio by Horizon Therapeutics and the timing and benefits thereof, our strategy, future operations, prospects, plans, objectives of management; our expectations regarding the commercialization of UPLIZNA®; our belief that UPLIZNA® provides prescribing physicians an important new treatment option for patients living with NMOSD; our belief that UPLIZNA® could reduce attacks which can lead to devastating and irreversible disability in patients living with NMOSD; our estimate of the number of people in the U.S. suffering from NMOSD; our estimate of the percentage of patients with NMOSD that test positive for anti-AQP4 antibodies; statements regarding the timing and progress of our ongoing clinical trials with inebilizumab in additional indications, as well as the initiation, timing, progress and results of our completed, ongoing and planned clinical trials for our other product candidates; statements regarding the timing and potential approval of UPLIZNA® in countries outside the United States; potential benefits of UPLIZNA®; our expectations regarding the availability of UPLIZNA®; the commercialization and market acceptance of UPLIZNA®; our expectations about sufficiency of our existing cash balance and the anticipated impact of the COVID-19 pandemic on our commercialization efforts, business, operations and clinical trials; and our plans and the expected timing for the availability and reporting of data from our ongoing clinical trials are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various factors may cause differences between our expectations and actual results including risks related to Horizon Therapeutics’ ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Viela Bio tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Viela Bio and/or others relating to the transaction; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 that was filed with the SEC on March 1, 2021 and our subsequent periodic and current reports filed with the SEC. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019	2018
Revenue:
Product revenue, net	$11,652	$—	$—
License revenue	—	50,000	—

Total revenue	11,652	50,000	—

Operating expenses:
Cost of products sold	2,040	—	—
Research and development	103,302	104,641	42,414
Selling, General and administrative	60,192	35,050	6,565
Acquisition of in-process research and development	—	—	143,333

Total operating expenses	165,534	139,691	192,312

Loss from operations	(153,882)	(89,691)	(192,312)

Other income:
Interest income	3,214	3,262	2,042

Total other income	3,214	3,262	2,042

Net loss	$(150,668)	$(86,429)	$(190,270)

Net loss per share attributable to common stockholders—basic and diluted	$(2.83)	$(7.02)	$(19,027,000)

Weighted average common shares outstanding—basic and diluted	53,155,097	12,309,231	10

Other comprehensive income
Unrealized gains on marketable securities, net	$74	$5	$—

Total other comprehensive income	74	5	—

Total comprehensive loss	$(150,594)	$(86,424)	$(190,270)

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$130,065	$200,851
Marketable securities	237,622	113,945
Accounts receivable, net	5,385	30,000
Prepaid and other current assets	16,227	6,242

Total current assets	389,299	351,038
Marketable securities, non-current	10,792	31,415
Property and equipment, net	2,786	1,499
Intangible assets, net	18,680	—
Other assets	1,700	102

Total assets	$423,257	$384,054

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,570	$7,459
Accrued expenses and other current liabilities	16,217	9,192
Related party liability	3,423	12,892
Refund liability	20,835	—

Total current liabilities	46,045	29,543
Other non-current liabilities	1,384	—

Total liabilities	47,429	29,543

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized as of December 31, 2020 and 2019, respectively; 54,891,511 and 50,617,868 issued and outstanding as of December 31, 2020 and 2019, respectively	55	51
Additional paid-in capital	803,061	631,154
Accumulated other comprehensive income	79	5
Accumulated deficit	(427,367)	(276,699)

Total stockholders’ equity	375,828	354,511

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$423,257	$384,054

Source: Viela Bio

Contacts:

Investors:

Solebury Trout

Chad Rubin

646-378-2947

crubin@soleburytrout.com

Media:

Solebury Trout

Amy Bonanno

914-450-0349

abonanno@soleburytrout.com

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